Exhibit 99.1

Purple Appoints Keira Krausz as Chief Marketing Officer
Krausz Brings Significant Marketing Experience and a Track Record of Growing Revenue & EBITDA

Lehi, Utah, October 18, 2022 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure® Mattress,” today announced the appointment of Keira Krausz as its Chief Marketing Officer, effective November 1, 2022.

Krausz replaces Patrice Varni, who stepped down to pursue other interests. CEO Rob DeMartini thanked Varni: “We very much appreciate Patrice’s contributions to Purple and wish her all the best with her next endeavor.”

Krausz will report to DeMartini and oversee all aspects of the company’s marketing efforts, playing a key role in supporting Purple's future growth plans.

"Keira’s decades long track record of successful marketing management will be a welcome addition to Purple," said Rob DeMartini. “As we continue to mature our marketing efforts, Keira will provide significant experience in advancing our marketing strategies to grow our revenue and profitability.“

Krausz is a proven Direct-to-Consumer marketer with significant brand management experience. Most recently, Krausz served as Chief Marketing Officer of HealthPlanOne, a digital health distribution platform. Prior to that, Krausz was Chief Marketing Officer for the then NASDAQ-traded Nutrisystem, Inc., where her responsibilities included retail, omni-channel DTC marketing, creative, site and app development, sales and customer care. During her tenure, revenues nearly doubled, and EBITDA increased by four-fold.

"I am delighted to join the Purple team at this point in the company’s history," said Krausz. "Purple has built a unique brand and has a fantastic legacy of innovative product and marketing. I look forward to helping Purple take the next step forward."

Krausz did her undergraduate work at Cornell University and has an MBA from the Tuck School of Business at Dartmouth College.

Inducement Equity Grant

Upon the effectiveness of her appointment, Ms. Krausz will receive an equity grant valued at $400,000 based on the market price of the Company’s Class A Common Stock. This grant will consist of performance share units (PSUs). The PSUs will have a three-year cliff vesting schedule and are contingent on the stock price achieving certain performance targets. This grant is an inducement grant outside of the Company's 2017 Equity Incentive Plan in accordance with the NASDAQ inducement grant exception found in NASDAQ Listing Rule 5635(c)(4).

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. For more information on Purple, visit purple.com.

Forward-Looking Statements

Certain statements made in this release that are not historical facts are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about operational improvements and the Company’s growth of revenue and profitability. Statements based on historical data are not intended and should not be understood to indicate the Company's expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the "Risk Factors" section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, as amended by our Annual Report on Form 10-K/A Amendment No. 1 filed with the SEC on March 16, 2022 and in our other filings with the SEC. Many of these risks and uncertainties have been, and will be, exacerbated by the COVID–19 pandemic and any worsening of the global business and economic environment as a result. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200